1 HOU:3760738.2 INDEPENDENCE CONTRACT DRILLING, INC. PERFORMANCE UNIT AWARD AGREEMENT TOTAL SHAREHOLDER RETURN FIXED VALUE CASH SETTLEMENT Grantee: _________ 1. Grant of Performance Unit Award. (a) As of [DATE] (the “Effective Date”), the date of this agreement (this “Agreement”), Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (identified above) the right to receive a cash TSR Peformance Award pursuant to the Amended and Restated Independence Contract Drilling, Inc. 2019 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”) of up to $_____ (the “Award”). The actual a cash payment under the Award will be equal to $______ (the “Target Award”) multiplied by the “Payout Multiplier” as defined in Exhibit, subject to Exhibit C and the terms of this Agreement and the Plan. (b) To determine the number, if any, of the Award that shall be deemed earned (“Earned Award”), the methodology on Exhibit A shall be followed, subject to Exhibit C. For purposes of this Agreement, there shall be three performance periods: (a) “Performance Period I” shall be deemed to begin on the Effective Date and end on the one year anniversary of the Effective Date (the “Performance Period 1 Determination Date”); (b) “Performance Period II” shall be deemed to begin on the Effective Date and end on the second anniversary of the Effective Date (the “Performance Period II Determination Date”, and (c) “Performance Period III” shall be deemed to begin on the Effective Date and end on the third anniversary of the Effective Date (the “Performance Period III Determination Date”). For purposes of this Agreement, each of Performance Period I, Performance Period II and Performance Period III shall be considered a “Performance Period”, and each of Performance Period I Determination Date, Performance Period II Determination Date and Performance Period III Determination Date shall be considered a “Determination Date”. It is understood that any Earned Award is also subject to a three-year time- based vesting requirement that begins on the Effective Date, as described in paragraph 3 below. 2. Definitions. Exhibits A, B, C and D are incorporated into this Agreement by reference. Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the Plan, or as set forth in Exhibits A, B, C and D. In the event of a conflict between the terms of the Plan and terms of this Agreement, the terms of the Plan shall control.

2 HOU:3760738.2 3. Vesting and Forfeiture. Subject to Grantee’s continued employment with the Company or its affiliates (the “Company Group”), and subject further to Exhibits A, B and C, and any employment agreement between Grantee and a member of the Company Group, only the portion of the Award that becomes an Earned Award shall have the opportunity to vest, and an Earned Award shall vest, if at all, on the third anniversary of the Effective Date (the “Vesting Date”). Any Award with respect to a Performance Period that fails to become an Earned Award as of the respective Determination Date (as determined by the Committee) shall immediately and automatically be forfeited for no consideration. Additionally, except to the extent of the occurrence of a Change of Control or the terms of an employment agreement between Grantee and a member of the Company Group provides otherwise, a failure of Grantee to continue his or her employment through the Vesting Date shall result in an immediate and automatic forfeiture of outstanding Awards and Earned Awards under this Agreement. 4. Purchase Price. No consideration shall be payable by the Grantee to the Company for the Awards. 5. Restrictions on Awards and Settlement of Vested Awards. (a) Subject to Section 11(e) and the other terms of the Plan, the Company shall settle vested Earned Awards on the 15th day following the date such Earned Award become vested in accordance with Section 3, above. Notwithstanding the timing of payment set forth herein, if payment of the Earned Award (when aggregated with any other payment under the Plan), would, in the judgment of the Company, jeopardize the ability of the Company to continue as a going concern, the Company may delay a portion of such payment until such time at which making such payment and any other retention bonuses and similar payments would no longer have such effect. (b) Nothing in this Agreement or the Plan shall be construed to: (i) give the Grantee any right to be awarded any further Awards or any other Award in the future, even if Awards or other Awards are granted on a regular or repeated basis, as grants of Awards and other Awards are completely voluntary and made solely in the discretion of the Committee; (ii) give the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any Affiliate; or (iii) confer upon the Grantee the right to continue in the employment or service of the Company or any Affiliate, or affect the right of the Company or any Affiliate to terminate the employment or service of the Grantee at any time or for any reason. (c) The Grantee shall not have any voting rights with respect to the Awards. 6. Independent Legal and Tax Advice. Grantee acknowledges that the Company has advised Grantee to obtain independent legal and tax advice regarding the grant, holding, vesting and settlement of the Awards in accordance with this Agreement.

3 HOU:3760738.2 7. Reorganization of Company. The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue or bonds, debentures, preferred stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Except as otherwise provided herein, in the event of a Corporate Change as defined in the Plan, Section 4.5 of the Plan shall be applicable. 8. Investment Representation. Grantee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with any federal or state securities law. 9. No Guarantee of Employment. This Agreement shall not confer upon Grantee any right to continued employment with the Company or any Affiliate thereof. 10. Withholding of Taxes. The Company or an Affiliate shall be entitled to satisfy, subject to Section 16.3 of the Plan, any and all tax withholding requirements with respect to Awards. 11. General. (a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon receipt. (b) Transferability of Award. The rights of the Grantee pursuant to this Agreement are not transferable by Grantee. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee or any permitted transferee thereof. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the Award, prior to the lapse of restrictions, that does not satisfy the requirements hereunder shall be void and unenforceable against the Company. (c) Amendment and Termination. No amendment, modification or termination of this Agreement shall be made at any time without the written consent of Grantee and the Company. (d) No Guarantee of Tax Consequences. The Company and the Committee make no commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for compensation or benefits under this Agreement. The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the granting, vesting and settlement of Awards pursuant to the Plan and this Agreement. (e) Section 409A. The Award hereunder is intended to either comply with or be exempt from Section 409A, and the provisions of this Agreement shall be administered, interpreted and construed accordingly. If the Award is not exempt from Section 409A and the

4 HOU:3760738.2 Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Grantee has a “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, then notwithstanding the provisions of this Agreement, any compensation payable on account of Grantee’s separation from service that constitute deferred compensation under Section 409A shall take place on the earlier of (i) the first business day following the expiration of six months from the Grantee’s separation from service, or (ii) such earlier date as complies with the requirements of Section 409A. To the extent required under Section 409A, the Grantee shall be considered to have terminated employment with the Company or its affiliates (the “Company Group”) when the Grantee incurs a “separation from service” with respect to the Company Group within the meaning of Section 409A(a)(2)(A)(i) of the Code. (f) Severability. In the event that any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included therein. (g) Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the Award covered hereby. (h) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law. (i) No Trust or Fund Created. This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliates pursuant to this Agreement, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate. (j) Clawback Provisions. Notwithstanding any other provisions in this Agreement, any incentive-based compensation, or any other compensation, payable pursuant to this Agreement or any other agreement or arrangement with the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or an affiliate pursuant to such law, government regulation or stock exchange listing requirement). (k) Restrictive Covenants. Grantee agrees to the restrictive covenants contained in Exhibit D to this Agreement. (l) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee. [SIGNATURES ON NEXT PAGE]

5 HOU:3760738.2 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has hereunto executed this Agreement as of the date set forth above. INDEPENDENCE CONTRACT DRILLING, INC. By: Name: Title: Address for Notices: Independence Contract Drilling, Inc. 20475 Hwy 249, Suite 300 Houston, Texas 77070 Attn: Chief Executive Officer GRANTEE Name: Address for Notices: Executive’s then current address shown in the Company’s records.

6 HOU:3760738.2 Exhibit A Methodology for Calculating Earned AWARDs 1. Definitions. For purposes of determining the amount the Award that is deemed to be an Earned Award, the following definitions shall apply: (a) Peer Group means the following eight companies to the extent such entities or their successors are in existence and publicly traded as of the Performance End Date: __. (b) Broad-Based Index means _______. (c) Rate of Return shall be defined and calculated as follows, where the “Beginning Price” with respect to the Broad-Based Index is the average closing price reported for such Index for the last 20 NYSE trading days prior and including the Effective Date and the “Ending Price” for the Broad-Based Index is the average closing price reported for such Index for the last 20 NYSE trading days prior to and including the applicable Determination Date. Rate of Return = (Ending Price – Beginning Price) / Beginning Price (d) Total Shareholder Return or TSR means shall be defined and calculated as follows, where “Beginning Price” is (1) with respect to the Company or with respect to members of the Peer Group, the average closing price on the New York Stock Exchange (“NYSE”) for the last 20 NYSE trading days prior to and including the Effective Date, and “Ending Price” is the average closing price on the NYSE for the last 20 NYSE trading prior to and including the applicable Determination Date, in each case as applied to the applicable equity security: TSR = (Ending Price – Beginning Price + cash dividends (if any) per share paid*) Beginning Price * Stock dividends paid in securities rather than cash in which there is a distribution of less than 25 percent of the outstanding shares (as calculated prior to the distribution) shall be treated as cash for purposes of this calculation. To the extent a security of the Company or any member of the Peer Group is not listed or traded on the NYSE, “NYSE” as used above shall mean the principal national securities exchange or quotation service on which the security is listed or quoted. TSR of the Company or of any member of the Peer Group shall be equitably adjusted, as determined by the Committee, to reflect any spin-off, stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar change in the number of outstanding shares of common stock. If the Broad-Based Index ceases to be published, the Broad-Based Index shall be equitably adjusted, as determined by the Committee, to a substitute published index. 2. Committee Methodology. The Award and Target Award shall be trifurcated into three equal parts, with one-third being allocated to each Performance Period (to avoid partial shares, the portion of the Award and Target Award allocated to a specific Performance Period shall

7 HOU:3760738.2 be reduced to the nearest whole number, with the excess rolling forward into the next sequentially ordered Performance Period). The Committee shall calculate the number of Earned Award applicable to each Performance Period as soon as reasonably practicable following expiration of the applicable Performance Period, and in all events as soon as practicable in order to determine the Earned Award existing on the Vesting Date. Subject to Exhibit C, for purposes of determining the amount of Earned Award for a particular Performance Period, the Committee shall: (a) Calculate the Total Shareholder Return for the Company and each member of the Peer Group for the Performance Period. (b) Rank the Company and each member of the Peer Group based on Total Shareholder Return with the entity having the highest Total Shareholder Return ranking in the first position and the entity with the lowest Total Shareholder Return ranking in the ninth position. (c) Determine the Rate of Return for the Broad-Based Index for the Performance Period. (e) Determine the Company’s Performance compared to the Broad-Based Index by dividing the Company’s Total Shareholder Return for the Performance Period by the Rate Return for the Broad-Based Index during the Performance Period (with a minimum of negative 20% and maximum of positive 20%). (e) Determine the Payout Multiplier to be utilized in determining the amount of the Award that is an Earned for the performance period, based on the Payout Matrix below: (f) For the applicable Performance Period, calculate the amount of Earned Award for such Performance Period as follows: i. Performance Period I: Multiply the Target Award allocable to Performance Period I by the Payout Multiplier in the chart above, with such answer being the Earned

8 HOU:3760738.2 Award for the Performance Period I. To the extent the Award allocated to Performance Period I exceeds the Earned Award for Performance Period I, such excess Award shall be immediately and automatically forfeited. ii. Performance Period II: Multiply the Target Award allocable to Performance Period II by the Payout Multiplier in the chart above, with such answer being the Earned Award for the Performance Period II. To the extent the Award allocated to Performance Period II exceeds the Earned Award for Performance Period II, such excess Award shall be immediately and automatically forfeited. iii. Performance Period III: Multiply the Target Award allocable to Performance Period III by the Payout Multiplier in the chart above, with such answer being the Earned Award for the Performance Period III. To the extent the Award allocated to Performance Period III exceeds the Earned Award for Performance Period III, such Award shall be immediately and automatically forfeited. 3. Peer Group Changes. If a member of the Peer Group declares bankruptcy or ceases to be publicly traded as a result of bankruptcy, it shall be deemed to remain in the Peer Group until the expiration of the Performance Period and shall occupy the lowest ranking in the Payout Schedule. If, as a result of a merger, acquisition or a similar corporate transaction, in which any member of the Peer Group ceases to be publicly traded, the Committee may in its sole discretion, revise the makeup of the Peer Group and calculate the resulting Total Shareholder Return for such affected member of the Peer Group, adjusting accordingly, the associated Payout Multipliers in a manner consistent with the methodologies contained herein.

9 HOU:3760738.2 Exhibit B Certain Definitions. 1. Change of Control shall mean A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d- 3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock or membership interests of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or managers (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection A, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or any acquisition by the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (3) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection C of this definition; or B. Individuals, who, as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders or members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for purpose of this subsection B, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or C. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from

10 HOU:3760738.2 such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or D. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation would be subject to the income tax under Section 409A if the foregoing definition of “Change of Control” were to apply, but would not be so subject if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under Section 409A, a transaction or circumstance that satisfies the requirements of both (1) a Change of Control under the applicable clauses (A) through (D) above, as applicable, and (2) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

11 HOU:3760738.2 Exhibit C Change of Control. 1. Awards Becoming Earned AWARDs. If prior to any Determination Date, a Change of Control occurs, and the Grantee has remained continuously employed by the Company Group from the Effective Date to the date of such Change of Control, then, notwithstanding any other provision of this Agreement to the contrary, a portion of the outstanding Target AWARD that have not previously forfeited or previously converted to an Earned Award shall automatically and immediately become and Earned Award on the date of such Change of Control in accordance with the following fraction (not greater than 1.0): the numerator being the number of months (not including any partial months) that have elapsed since the Effective Date to the date of the Change of Control, and the denominator being the total number of months in the period beginning on the Effective Date and ending on the third anniversary of the Effective Date. For example: a. If the Change of Control occurs prior to the Performance Period I Determination Date, all Target Awards (to the extent not previously forfeited) for all Performance Periods shall be included in the above fraction to determine what portion of the Awards that are Earned Awards. b. If the Change of Control occurs prior to the Performance Period II Determination Date, all Target Awards subject to Performance Period II (to the extent not previously forfeited) and all Target Awards subject to Performance Period III (to the extent not previously forfeited) shall be included in the above fraction to determine what portion of the Awards are Earned Awards. c. If the Change of Control occurs after the Performance Period II Determination Date but prior to the Performance Period III Determination Date, all Target Awards subject to Performance Period III (to the extent not previously forfeited) shall be included in the above fraction to determine what portion of Awards are Earned Awards. 2. Earned Awards Becoming Vested. If a Change of Control occurs and the Grantee has remained continuously employed by the Company Group from the Effective Date to the date of such Change of Control, then, notwithstanding any other provision of this Agreement to the contrary, all Earned Award’s (determined after calculating 1, above) shall vest on the date of such Change of Control. It is understood that to the extent a Change of Control occurs after an applicable Determination Date or Performance Period, any Earned Awards relating to such previously occurring Determination Date and Performance Period (as determined by the Committee pursuant to Exhibit A) shall be considered, in addition to the Earned Awards calculated pursuant to paragraph 1 above, Earned Awards for purposes of this paragraph 2.

12 HOU:3760738.2 Exhibit D Restrictive Covenants In consideration for the grant of Award’s hereunder, which are expected to vest during Grantee’s employment with the Company Group over the vesting period, as well as the protection of the Company Group’s goodwill and Confidential Information, Grantee agrees to the following: (a) Certain Definitions. For purposes of this Exhibit D, the following terms shall have the following meanings: (i) Cause” shall mean Grantee’s: A. willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company; B. willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company Group amounting to gross negligence or willful misconduct; C. misappropriation of funds or property of the Company Group or committing any fraud against the Company Group or against any other person or entity in the course of employment with the Company Group; D. misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company Group or to the benefits of which the Company Group is entitled; E. conviction of a felony involving moral turpitude; F. willful failure to comply in any material respect with the terms of this Agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; G. chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which Grantee fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing Grantee’s duties and responsibilities. For purposes of this definition, no act, or failure to act, by Grantee will be considered “willful” if done, or omitted to be done, by Grantee in good faith and in the reasonable belief that the act or omission was in the best interest of the Company or required by applicable law.

13 HOU:3760738.2 Any termination during the Employment Term by the Company for Cause shall be communicated by Notice of Termination to the Grantee. For purposes of this Agreement, a “Notice of Termination” means a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Grantee’s employment for “Cause” The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder. (ii) “Confidential Information” means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company Group, that is not generally known to persons engaged in a business similar to that conducted by the Company Group, whether produced by the Company Group or any of its consultants, agents or independent contractors or by Grantee, and whether or not marked confidential. Confidential information does not include information that (1) at the time of disclosure is, or thereafter becomes, generally available to the public, (2) prior to or at the time of disclosure was already in the possession of Grantee, (3) is obtained by Grantee from a third party not in violation of any contractual, legal or fiduciary obligation to the Company Group with respect to that information or (3) is independently developed by Grantee, but not including the confidential information provided by the Company Group. (iii) “Restricted Business” means any the oil and natural gas land contract drilling business conducted in the United States of America. (b) Nondisclosure of Confidential Information. Grantee shall hold in a fiduciary capacity for the benefit of the Company Group all Confidential Information which shall have been obtained by Grantee during Grantee’s employment and shall not use such Confidential Information other than within the scope of Grantee’s employment with and for the exclusive benefit of the Company Group. Following any termination of employment with the Company Group, Grantee agrees (i) not to communicate, divulge or make available to any person or entity (other than the Company Group) any such Confidential Information, except (A) upon the prior written authorization of the Company Group, (B) as may be required by law or legal process, (C) as reasonably necessary in connection with the enforcement of any right or remedy related to this Agreement, or (D) unless no longer Confidential Information, and (ii) to deliver promptly to the Company Group any Confidential Information in Grantee’s possession, including any duplicates thereof and any notes or other records Grantee has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Grantee to disclose or otherwise make available any Confidential Information then Grantee shall, to the extent practicable, give the Company prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings. (c) Limited Covenant Not to Compete. In the event Grantee’s employment is terminated for any reason, Grantee agrees that during the period beginning on the date of such termination and ending on the twelve (12) month anniversary of the date of such termination:

14 HOU:3760738.2 (i) Grantee shall not, directly or indirectly, for himself or others, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that is engaged, directly or indirectly, in the United States in the Restricted Business; provided, however, that the restrictions contained herein shall not restrict (A) the acquisition by Grantee of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business or (B) Grantee from being employed by an entity in which the majority of such entity’s revenues on a consolidated basis determined in accordance with generally accepted accounting principles are from activities and businesses that do not constitute a Restricted Business and provided that Grantee is only employed by and engaged with divisions and units of such entity that are not engaged in the Restricted Business; and (ii) Grantee shall not, directly or indirectly (A) solicit any individual, who, at the time of time of such solicitation is an employee of the Company Group, to leave such employment or hire, employ or otherwise engage any such individual (other than employees of the Company Group who respond to general advertisements for employment in newspapers or other periodicals of general circulation (including trade journals)), or (B) cause, induce or encourage any material actual or prospective client, customer, supplier, landlord, lessor or licensor of the Company Group to terminate or modify any such actual or prospective contractual relationship that exists on the date of termination of employment. In addition, it is understood that the provisions of this paragraph C shall terminate in all respects on the fourth anniversary of the date of the Agreement to which this Exhibit D is a part. (d) Injunctive Relief; Remedies. The covenants and undertakings contained in this Exhibit D relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Exhibit D will cause irreparable injury to the Company Group, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Exhibit D may be inadequate. Therefore, notwithstanding anything to the contrary, the Company will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of any provision of this Exhibit C without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Exhibit C are cumulative and in addition to any other rights and remedies which the Company Group may have hereunder or at law or in equity. The parties hereto further agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a time period, a specified business limitation or any other relevant feature of this Exhibit D is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party. (e) Governing Law of this Exhibit D; Consent to Jurisdiction. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Exhibit C, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such

15 HOU:3760738.2 covenants and agreements, shall be governed by and interpreted in accordance with the laws of the state of Texas, without regard to conflict of law provisions thereof, and, with respect to each such dispute, the Company and Grantee each hereby irrevocably consent to the exclusive jurisdiction of the State of Texas for resolution of such dispute, and further agree that service of process may be made upon Grantee in any legal proceeding relating to this Exhibit D by any means allowed under the laws of such state. (f) Grantee’s Understanding of this Section. Grantee hereby represents to the Company that Grantee has read and understands, and agrees to be bound by, the terms of this Exhibit D. Grantee acknowledges that the geographic scope and duration of the covenants contained in Exhibit D are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Grantee and the length of time it would take the Company Group to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company Group, (iii) Grantee’s level of control over and contact with the Company Group’s business and operations in all jurisdictions where they are located, and (iv) the fact that the Restricted Business is potentially conducted throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Exhibit D invalid or unenforceable. * * * * *